Exhibit 99.1

LANTRONIX REPORTS RESULTS FOR THE THIRD FISCAL QUARTER ENDED MARCH 31, 2009

IRVINE, Calif., May 13, 2009 -- Lantronix, Inc. (NASDAQ: LTRX), a leading provider of secure, remote device networking and data center management technologies, today announced financial results for the third fiscal quarter ended March 31, 2009.

 Highlights

•
Announced the newest addition to the executive team with the appointment of Jeff Kost as senior vice president of worldwide sales. Jeff brings almost two decades of sales experience to his new role at Lantronix in which he'll be responsible for attracting large enterprise customers;

•
Announced enhancements to the wireless MatchPort b/g PRO with advanced network enablement in addition to SmartRoam, our innovative technology for allowing mobile edge devices to quickly switch between access points within a wireless infrastructure;

•
Announced Linux support for MatchPort AR, our wired embedded device server product. This offering caters to the growing Linux development community expanding the market opportunity for the product and unleashing the capability for new and innovative applications;

•
Announced that Mitsubishi Electric, a leading manufacturer of theater and data projector products, selected Lantronix' award-winning XPort embedded networking connectivity module to further provide remote management and monitoring capabilities for its high volume projectors. XPort allows Mitsubishi customers to access, monitor and control equipment from any location via the Internet providing an unprecedented level of real-time business intelligence;

•
Announced the availability of Lantronix’ newest hybrid Ethernet device server products, the 8- and 16-port EDSPS. Using industry-standard management tools, the desktop multiport device servers allow serial equipment, such as medical devices, kiosks and retail terminals, to be securely accessed and managed via the Internet.

Financial Highlights

•	Reported a GAAP net loss of $227,000 for the nine months ended March 31, 2009, an 80% reduction in the loss for the nine months ended March 31, 2008.

•	Reported a GAAP net loss of $263,000 for the three months ended March 31, 2009, a 43% reduction in the loss for the three months ended March 31, 2008.

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•	Reported the third consecutive quarter of non-GAAP net income.

•	Reported positive cash flow from operations for the three and nine months ended March 31, 2009.

“For the March-ended quarter, we saw downward pressure on our top line primarily as a result of global economic conditions. However, for the third quarter in a row, and for what is seasonally our slowest quarter, Lantronix was non-GAAP profitable. This was attributable to our continued focus on expense management and margin improvement,” said Jerry Chase, President and CEO.  “Correspondingly, Lantronix generated $1.0 million in positive cash flow from operations during the nine months ended March 31, 2009.”

Financial Results for the Nine Months ended March 31, 2009

Net revenue was $37.8 million for the nine months ended March 31, 2009, a decrease of $5.1 million or 12%, compared to $42.9 million for the nine months ended March 31, 2008. Device networking net revenue was $36.2 million for the nine months ended March 31, 2009, a decrease of $3.4 million or 9%, compared to $39.6 million for the nine months ended March 31, 2008.

Net revenue for the Americas region was $21.7 million for the nine months ended March 31, 2009, a decrease of 14%, compared to $25.1 million for the nine months ended March 31, 2008.  Net revenue for the EMEA region was $10.7 million for the nine months ended March 31, 2009, a decrease of 9%, compared to $11.7 million for the nine months ended March 31, 2008. Net revenue for the Asia Pacific region was $5.4 million for the nine months ended March 31, 2009, a decrease of 11%, compared to $6.0 million for the nine months ended March 31, 2008. As a percentage of net revenues, the Americas, EMEA and Asia Pacific regions were 58%, 28% and 14%, respectively, for the nine months ended March 31, 2009 compared to 59%, 27% and 14%, respectively, for the nine months ended March 31, 2008.

Gross profit margin was 53.1% for the nine months ended March 31, 2009, compared to 50.5% for the nine months ended March 31, 2008. The increase in gross profit margin percent was primarily attributable to lower inventory reserve costs, a reduction in certain product costs, and lower personnel-related expenses as a result of restructuring activities in the first fiscal quarter ended September 30, 2008.

Selling, general and administrative expense was $15.0 million for the nine months ended March 31, 2009, a decrease of $2.6 million or 15%, compared to $17.6 million for the nine months ended March 31, 2008. Research and development expense was $4.4 million for the nine months ended March 31, 2009, a decrease of $814,000 or 16%, compared to $5.2 million for the nine months ended March 31, 2008.

GAAP operating expenses were $20.1 million for the nine months ended March 31, 2009, a decrease of $2.7 million or 12%, compared to $22.9 million for the nine months ended March 31, 2008. GAAP operating expenses for the nine months ended March 31, 2009 included restructuring charges of $698,000.

Non-GAAP operating expenses were $17.6 million for the nine months ended March 31, 2009, a decrease of $4.1 million or 19%, compared to $21.7 million for the nine months ended March 31, 2008.

GAAP net loss was $227,000, or ($0.00) per share, for the nine months ended March 31, 2009, compared to a GAAP net loss of $1.1 million, or ($0.02) per share, for the nine months ended March 31, 2008. GAAP net loss for the nine months ended March 31, 2009 included restructuring charges of $698,000. GAAP net loss for the nine months ended March 31, 2008 included other income of $104,000 related to the sale of an investment and a benefit for income taxes of $111,000.

Non-GAAP net income was $2.6 million, or $0.04 per share, for the nine months ended March 31, 2009, compared to a non-GAAP net income of $167,000, or $0.00 per share, for the nine months ended March 31, 2008.

Financial Results for the Third Fiscal Quarter ended March 31, 2009

Net revenue was $10.7 million for the third fiscal quarter of 2009, a decrease of $3.9 million or 27%, compared to $14.5 million for the third fiscal quarter of 2008. Device networking net revenue was $10.4 million for the third fiscal quarter of 2009, a decrease of $3.3 million or 24%, compared to $13.7 million for the third fiscal quarter of 2008.

Net revenue for the Americas region was $5.7 million for the third fiscal quarter of 2009, a decrease of 31%, compared to $8.3 million for the third fiscal quarter of 2008. Net revenue for the EMEA region was $3.2 million for the third fiscal quarter of 2009, a decrease of 24%, compared to $4.2 million for the third fiscal quarter of 2008. Net revenue for the Asia Pacific region was $1.7 million for the third fiscal quarter of 2009, a decrease of 15%, compared to $2.0 million for the third fiscal quarter of 2008. As a percentage of net revenues, the Americas, EMEA and Asia Pacific regions were 54%, 30% and 16%, respectively, for the third fiscal quarter of 2009 compared to 57%, 29% and 14%, respectively, for the third fiscal quarter of 2008.

Gross profit margin was 52.3% for the third fiscal quarter of 2009, compared to 50.4% for the third fiscal quarter of 2008. The increase in gross profit margin percent was primarily attributable to product mix during the quarter and a decrease in inventory reserve costs.

Selling, general and administrative expense was $4.4 million for the third fiscal quarter of 2009, a decrease of $1.5 million or 26%, compared to $6.0 million for the third fiscal quarter of 2008. Research and development expense was $1.4 million for the third fiscal quarter of 2009, a decrease of $340,000 or 20%, compared to $1.7 million for the third fiscal quarter of 2008.

GAAP operating expenses were $5.8 million for the third fiscal quarter of 2009, a decrease of $1.9 million or 25%, compared to $7.7 million for the third fiscal quarter of 2008.

Non-GAAP operating expenses were $5.3 million for the third fiscal quarter of 2009, a decrease of $2.0 million or 27%, compared to $7.3 million for the third fiscal quarter of 2008.

GAAP net loss was $263,000, or ($0.00) per share, for the third fiscal quarter of 2009, compared to GAAP net loss of $464,000, or ($0.01) per share, for the third fiscal quarter of 2008.

Non-GAAP net income was $265,000, or $0.00 per share, for the third fiscal quarter of 2009, compared to non-GAAP net income of $77,000, or $0.00 per share, for the third fiscal quarter of 2008.

Balance Sheet Highlights

Cash and cash equivalents were $9.2 million as of March 31, 2009 and December 31, 2008, an increase of $1.7 million compared to $7.4 million as of June 30, 2008.

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $1.9 million as of March 31, 2009, a decrease of $3.0 million compared to $4.8 million as of June 30, 2008 and a decrease of $1.4 million compared to $3.3 million as of December 31, 2008.

Inventories, net, were $8.0 million as of March 31, 2009, compared to $8.0 million as of June 30, 2008 and $8.1 million as of December 31, 2008.

Accounts payable were $6.0 million as of March 31, 2009, a decrease of $1.7 million compared to $7.7 million as of June 30, 2008 and a decrease of $500,000 compared to $6.5 million as of December 31, 2008.

Working capital was $7.6 million as of March 31, 2009, an increase of $1.9 million compared to $5.7 million as of June 30, 2008 and a decrease of $237,000 compared to $7.9 million as of December 31, 2008.

NASDAQ Listing Compliance

On March 24, 2009, Lantronix, Inc. (the "Company") received written notification that the Nasdaq Stock Market ("NASDAQ") has extended for three months the suspension period related to the enforcement of the rules requiring a minimum $1.00 closing bid price or a minimum market value of publicly held shares. NASDAQ has said that it will not take any action to delist any security for these concerns during the suspension period. NASDAQ has stated that this suspension will remain in effect until Monday, July 20, 2009. As a result of this suspension, the Company now has until September 26, 2009 to regain compliance with the minimum bid price rule. The Company previously had until June 26, 2009 to regain compliance with the minimum bid price rule.

The NASDAQ letter has no effect on the listing of the Common Stock at this time. If the Company is not able to demonstrate compliance with the listing standards by September 26, 2009, Lantronix will be notified that its common stock will be delisted. At that time, the Company may appeal the determination to delist its common stock.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation, depreciation and amortization, litigation settlement, and restructuring charges, as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

Management will conduct a conference call with simultaneous webcast on Wednesday, May 13, 2009 at 5:00 p.m. Eastern time. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will be on the call to discuss the first fiscal quarter results and answer questions.

Interested parties may participate in the live conference call by dialing 866-804-6920 (international dial-in 617-801-6888) and entering passcode 6036-4119, prior to the initiation of the call. The live webcast of the conference call may be accessed by visiting: About Us > Investor Relations > Presentations at the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through June 4, 2009 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 9184-1924. The webcast will be archived on the Company's web site for twelve months.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 and our Annual Report on Form 10-K for the year ended June 30, 2008. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990

– Tables to Follow –

LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$9,156	$7,434
Accounts receivable, net	1,348	4,166
Inventories, net	7,960	8,038
Contract manufacturers' receivable	517	676
Prepaid expenses and other current assets	813	566
Total current assets	19,794	20,880

Property and equipment, net	2,238	2,271
Goodwill	9,488	9,488
Purchased intangible assets, net	295	382
Other assets	132	144
Total assets	$31,947	$33,165

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,008	$7,684
Accrued payroll and related expenses	1,275	2,203
Warranty reserve	224	342
Restructuring reserve	6	744
Short-term debt	667	-
Other current liabilities	3,992	4,221
Total current liabilities	12,172	15,194
Non-current liabilities:
Long-term liabilities	147	210
Long-term capital lease obligations	368	515
Long-term debt	944	-
Total non-current liabilities	1,459	725
Total liabilities	13,631	15,919

Commitments and contingencies

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	189,073	187,626
Accumulated deficit	(171,134)	(170,907)
Accumulated other comprehensive income	371	521
Total stockholders' equity	18,316	17,246
Total liabilities and stockholders' equity	$31,947	$33,165

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Net revenue (1)	$10,655	$14,541	$37,752	$42,872
Cost of revenue	5,086	7,207	17,716	21,234
Gross profit	5,569	7,334	20,036	21,638
Operating expenses:
Selling, general and administrative	4,446	5,982	14,969	17,592
Research and development	1,367	1,707	4,419	5,233
Restructuring (recovery) charge	(23)	-	698	-
Amortization of purchased intangible assets	18	18	54	54
Total operating expenses	5,808	7,707	20,140	22,879
Loss from operations	(239)	(373)	(104)	(1,241)
Interest expense, net	(51)	(39)	(134)	(119)
Other income (expense), net	37	(16)	43	115
Loss before income taxes	(253)	(428)	(195)	(1,245)
Provision (benefit) for income taxes	10	36	32	(111)
Net loss	$(263)	$(464)	$(227)	$(1,134)

Net loss per share (basic and diluted)	$(0.00)	$(0.01)	$(0.00)	$(0.02)

Net income (loss) per share (diluted)	$(0.00)	$(0.01)	$(0.00)	$(0.02)

Weighted-average shares (basic and diluted)	60,524	60,192	60,467	60,074

Weighted-average shares (diluted)	60,524	60,192	60,467	60,074

(1) Includes net revenue from related party	$244	$196	$804	$698

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008

GAAP net income (loss)	$(263)	$(464)	$(227)	$(1,134)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	2	26	49	79
Depreciation and amortization	43	38	126	118
Total adjustments to cost of revenues	45	64	175	197
Selling, general and adminstrative:
Share-based compensation	242	185	957	587
Depreciation and amortization	153	95	423	271
Total adjustments to selling, general and administrative	395	280	1,380	858
Research and development:
Share-based compensation	51	74	354	260
Depreciation and amortization	18	14	54	39
Total adjustments to research and development	69	88	408	299
Restructuring charge	(23)	-	698	-
Amortization of purchased intangible assets	18	18	54	54
Total non-GAAP adjustments to operating expenses	459	386	2,540	1,211
Interest expense, net	51	39	134	119
Other income (expense), net	(37)	16	(43)	(115)
Provision (benefit) for income taxes	10	36	32	(111)
Total non-GAAP adjustments	528	541	2,838	1,301
Non-GAAP net income	$265	$77	$2,611	$167

Non-GAAP net income per share (diluted)	$0.00	$0.00	$0.04	$0.00

Denominator for GAAP net income per share (diluted)	60,524	60,192	60,467	60,074
Non-GAAP adjustment	3,041	395	1,935	619
Denominator for non-GAAP net income per share (diluted)	63,565	60,587	62,402	60,693

GAAP operating expenses	$5,808	$7,707	$20,140	$22,879
Non-GAAP adjustments to operating expenses	(459)	(386)	(2,540)	(1,211)
Non-GAAP operating expenses	$5,349	$7,321	$17,600	$21,668

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